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                                                                   Exhibit 3.B


                  [SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]


                                 April 14, 1999



Board of Directors
Providentmutual Life and Annuity Company of America
300 Continental Drive
Newark, DE 19713

                    RE: PROVIDENTMUTUAL LIFE AND ANNUITY COMPANY OF AMERICA
                        PROVIDENTMUTUAL VARIABLE LIFE SEPARATE ACCOUNT (FILE NO. 33-83138)


Directors:


     We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of post-effective amendment number 5 to the Form S-6 registration statement (File No. 33-83138) for the Providentmutual Variable Life Separate Account. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                                 Sincerely,


                                                 SUTHERLAND ASBILL & BRENNAN LLP



                                                  By: /s/ David S. Goldstein
                                                      --------------------------
                                                      David S. Goldstein